UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

CAMBIUM LEARNING GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transactions applies

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previous Paid:

	(2)	Form Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Cambium Learning Group, Inc.
17855 Dallas Parkway, Suite 400
Dallas, Texas 75287
(888) 399-1995

Dear Stockholder:
I would like to extend a personal invitation for you to join us at the Annual Meeting of Stockholders of Cambium Learning Group, Inc. (the “Company”) on Wednesday, May 31, 2017, at 8:00 a.m., Central Time, at the Company’s offices located at 17855 Dallas Parkway, Suite 400, Dallas, Texas 75287.
At this year’s meeting, you will be asked to vote on
1.The election of nine directors named in this proxy statement;
2.The ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;
3.An advisory (non-binding) vote to approve the Company’s compensation of its named executive officers as described in this proxy statement; and
4.An advisory (non-binding) vote on the frequency of future stockholder advisory votes to approve the Company’s executive compensation.
Stockholders also will transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitations of proxies, if necessary, or before any adjournment thereof.
Attached you will find a notice of meeting and proxy statement that contain additional information about these proposals and the meeting itself, such as the different methods you can use to vote your proxy, including the telephone and Internet.
We hope that you will find it convenient to attend the meeting in person. Whether or not you expect to attend in person, I encourage you to vote your shares to ensure your representation at the meeting and the presence of a quorum. If you do attend the meeting, you may withdraw your proxy if you wish to vote in person.
On behalf of the Board of Directors of the Company, I would like to express our appreciation for your continued support of Cambium Learning Group, Inc.

Sincerely,
/s/ Joe Walsh
Joe Walsh
Chairman of the Board

CAMBIUM LEARNING GROUP, INC.
17855 Dallas Parkway, Suite 400
Dallas, Texas 75287
(888) 399-1995

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2017

To the Stockholders of Cambium Learning Group, Inc.:
You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Cambium Learning Group, Inc. (the “Company,” “we,” “our” or “us”). The Annual Meeting will be held at our offices at 17855 Dallas Parkway, Suite 400, Dallas, Texas 75287, on May 31, 2017 at 8:00 a.m., Central Time, for the following purposes, which are described more fully in the Proxy Statement (the "Proxy Statement") accompanying this Notice of Annual Meeting:

1.
To elect nine directors named in the Proxy Statement to each serve for a one-year term that expires at the 2018 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

2.	To ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

3.	To hold an advisory (non-binding) vote to approve the Company’s compensation of its named executive officers, as described in the Proxy Statement.

4.	To hold an advisory (non-binding) vote on the frequency of future stockholder advisory votes to approve the Company’s executive compensation.
Stockholders will also transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.
For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available and open to the examination of any stockholder for any purpose relating to the Annual Meeting during normal business hours at our principal executive offices located at 17855 Dallas Parkway, Suite 400, Dallas, Texas 75287.

By Order of the Board of Directors,
/s/ J. Scott McWhorter
J. Scott McWhorter
Secretary and General Counsel

Dallas, Texas
April 18, 2017

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS OF RECORD AS OF MARCH 31, 2017, ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY INTERNET, BY TELEPHONE, OR, IF YOU RECEIVED PER YOUR REQUEST A PAPER COPY OF OUR PROXY MATERIALS, COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY CARD IS MAILED IN THE UNITED STATES OR CANADA. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING AND YOU MAY VOTE IN PERSON IF YOU ATTEND THE MEETING.

Page
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING	1
Who is entitled to attend the meeting?	1
Who is entitled to vote at the meeting?	1
How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	1
How can I vote my shares without attending the meeting?	2
How can I vote my shares in person at the meeting?	2
Can I change my vote?	2
What vote is required to approve each item and how are abstentions treated?	3
What happens if additional matters are presented at the meeting?	3
Who is soliciting my vote and who will bear the costs of this solicitation?	4
What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?	4

SECURITIES OWNERSHIP	4
Security Ownership of Certain Beneficial Owners and Management	4
Section 16(a) Beneficial Ownership Reporting Compliance	7

CORPORATE GOVERNANCE AND BOARD MATTERS	8
Board Structure	8
Director Independence	8
Board Leadership Structure	8
Risk Oversight	8
“Controlled Company” Status	8
Committees of the Board	8
Board and Committee Meetings	9
Director Attendance at Stockholders’ Meetings	9
Director Nomination Process	9
Director Compensation	10
Code of Ethics and Code of Conduct	11
Certain Relationships and Related Transactions	11
Stockholder Communications with the Board	11

REPORT OF THE AUDIT COMMITTEE	13

PROPOSAL ONE — ELECTION OF DIRECTORS	14
Director Nominees	14
Information about the Nominees	14
Board of Directors’ Recommendation	17
Information about the Directors and Executive Officers of the Company	18

i

ii

Cambium Learning Group, Inc.

2017 Proxy Statement — Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

GENERAL INFORMATION		CORPORATE GOVERNANCE
(See pages 1 – 7)		(See pages 8 - 12)
Meeting:	Annual Meeting of Stockholders	Director Nominees:	David F. Bainbridge
Date:	Wednesday, May 31, 2017		Walter G. Bumphus
Time:	8:00 a.m., Central Time		John Campbell
Clifford K. Chiu
Location:	Cambium Learning Group, Inc.		Carolyn Getridge
	17855 Dallas Parkway		Thomas Kalinske
	Suite 400, Dallas, TX 75287		Harold O. Levy
Record Date:	March 31, 2017		Jeffrey T. Stevenson
Joseph Walsh
Stock Symbol:	ABCD
Exchange:	NASDAQ
Common Stock Outstanding:	46.2 million shares	Director Term:	1 year
Registrar & Transfer Agent:	Wells Fargo Shareowner Service	Director Election Standard:	Plurality of votes cast
State of Incorporation:	Delaware
Year of Incorporation:	2009
Public Company Since:	2009	Standing Board Committees (Meetings in 2016)
Audit (7), Compensation (1)
Corporate Website:	www.cambiumlearning.com	Supermajority Voting Requirements:	No
Investor Relations Website:	http://www.investor.cambiumlearning.com
Annual Report:	http://www.investor.cambiumlearning.com	Corporate Governance Materials:	http://www.investor.cambiumlearning.com

OTHER ITEMS TO BE VOTED ON:
• Ratification of Appointment of Whitley Penn LLP as Independent Registered Public Accounting Firm
• Advisory Vote on Named Executive Officer Compensation
• Advisory Vote on the Frequency of Advisory Votes on Executive Compensation

CAMBIUM LEARNING GROUP, INC.
17855 Dallas Parkway, Suite 400
Dallas, Texas 75287
(888) 399-1995

PROXY STATEMENT
FOR
2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2017

This Proxy Statement is furnished by the Board of Directors of Cambium Learning Group, Inc., a Delaware corporation, in connection with the Company’s solicitation of proxies for use at our 2017 Annual Meeting of Stockholders to be held on Wednesday, May 31, 2017, beginning at 8:00 a.m., Central Time, at our offices located at 17855 Dallas Parkway, Suite 400, Dallas, Texas 75287, and at any postponements or adjournments thereof. This Proxy Statement contains important information regarding the Annual Meeting. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

As used in this Proxy Statement: the terms “we,” “our,” “us” and the “Company” each refer to Cambium Learning Group, Inc.; the term “Board” means our Board of Directors; the term “proxy materials” means this Proxy Statement, the proxy card, and our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the U.S. Securities and Exchange Commission (the “ SEC “) on March 14, 2017; and the term “Annual Meeting” means our 2017 Annual Meeting of Stockholders.

We are sending the Notice of Internet Availability of Proxy Materials on or about April 18, 2017, to all stockholders of record at the close of business on March 31, 2017, the date fixed by the Board as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”).

Who is entitled to attend the meeting?
You are entitled to attend the meeting only if you owned our common stock (or were a joint holder) as of March 31, 2017 or if you hold a valid proxy for the meeting. You should be prepared to present photo identification for admittance to the Annual Meeting.

Please also note that if you are not a stockholder of record but hold shares in “street name” (that is, through a broker, bank, trustee or other nominee), you will need to provide proof of beneficial ownership as of March 31, 2017, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, bank, trustee or other nominee, or other similar evidence of ownership.

Who is entitled to vote at the meeting?
Only stockholders who owned our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting, and at any postponements or adjournments thereof.

How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?
The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the meeting will constitute a quorum. A quorum is required to conduct business at the meeting. The presence of the holders of our common stock representing at least 23,105,333 votes will be required to establish a quorum at the meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

How can I vote my shares without attending the meeting?	No matter how you hold shares of our common stock, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy without attending the meeting.

By Internet — Stockholders who received a Notice may submit proxies over the Internet by following the instructions on the Notice. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

By Telephone — Stockholders of record may submit proxies by telephone by following the instructions on the Notice or the proxy card. You will need to have the three digit company number and the eleven digit control number that appears on your Notice or proxy card available when voting by telephone.

By Mail — Stockholders who requested and have received a paper copy of a proxy card or a voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

How can I vote my shares in person at the meeting?
Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy card or voting instruction card as described above so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I change my vote?
Yes, If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted so that it is received prior to May 31, 2017, or (ii) by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked, unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or other nominee or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

What vote is required to approve each item and how are abstentions treated?	Assuming the existence of a quorum at the Annual Meeting, the vote required to approve each item of business and the method for counting votes is set forth below:
Election of Directors (Proposal 1).

The election to the Board of nine nominees will require the vote of the holders of a plurality of the shares represented in person or by proxy at a meeting at which a quorum is present. Abstentions and broker non-votes will not affect the election outcome.

Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers (Proposal 2).

We sometimes refer to this proposal as “Say-on-Pay.” For the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required. Any approval or disapproval will be on an advisory (non-binding) basis. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this item of business. If you “ABSTAIN,” your abstention will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will not have any effect on the outcome of this proposal.

Approval, on an Advisory Basis, of the Frequency of Future Stockholder Advisory Votes to Approve Our Named Executive Officer Compensation (Proposal 3).

We sometimes refer to this Proposal as “Say-on-Frequency.” Stockholders will be able to specify one of four choices for this Proposal on the proxy card: “3 YEARS,” “2 YEARS,” “1 YEAR” or “ABSTAIN.” This advisory vote on the frequency of future votes on executive compensation requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the item. However, if none of the frequency options (1 year, 2 years or 3 years) receives the vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon, the frequency option receiving the greatest number of votes (that is, a plurality of votes cast) will be considered the frequency recommended by the Company’s stockholders. In addition, pursuant to SEC rules, if a particular frequency option receives a majority of votes cast and we adopt that frequency, we may exclude from future proxy statements any stockholder proposal requesting that a different frequency be used. If you “ABSTAIN,” your abstention will have the same effect as a vote “AGAINST” each of the frequency options noted above for this proposal.

Ratification of Whitley Penn LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2017 (Proposal 4).

The vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present is required to ratify the selection of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year 2017 by the Audit Committee of our Board of Directors. If you "ABSTAIN," your abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will not have any effect on the outcome of this proposal.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you are a stockholder of record and you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” the election of all of the Company’s nominees to the Board and “FOR” the ratification of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and in the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting and at any postponements or adjournments of the meeting). If you are a street name holder or hold your shares with a broker and do not instruct your broker how to vote, your broker will vote your shares in its discretion on the proposal to ratify Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending in December 31, 2017. Your broker does not have discretion to vote your uninstructed shares on the other proposal.

What happens if additional matters are presented at the meeting?
Other than the four proposals described in this Proxy Statement, we are not aware of any business to be acted upon at the meeting. If you grant a proxy, the persons named as proxy holder, Barbara Benson, our Chief Financial Officer, and Scott McWhorter, our General Counsel and Secretary, will have the discretion to vote your shares on any additional matters that may be properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees for Director is not available as a candidate for director, the persons named as proxy holder will vote your proxy for such other candidate or candidates as may be nominated by our Board.

Who is soliciting my vote and who will bear the costs of this solicitation?
Your vote is being solicited by the Company at the direction of the Board, and the Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement. In addition to providing these proxy materials, our directors and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?	As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.
Stockholder Proposals:
For a stockholder proposal submitted pursuant to SEC Rule 14a-8 to be considered for inclusion in our proxy statement for the annual meeting of stockholders to be held in 2018, the written proposal must be delivered to our Secretary at our principal executive offices at the address set forth on the cover of this Proxy Statement so that notice will be received by us no later than the close of business on December 19, 2017. Such proposal must comply with the proxy rules promulgated by the SEC in order to be included in our proxy statement and form of proxy related to the meeting. If notice of any stockholder proposal not eligible for inclusion in our proxy statement and form of proxy is given to us after December 19, 2017, or does not comply with the bylaws, then the chairman of the meeting may refuse to acknowledge such proposal and then proxy holders will be allowed to use their discretionary voting authority on such stockholder proposal when the matter is raised at such meeting. In no event will the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws.

For a stockholder proposal not submitted pursuant to SEC Rule 14a-8 to be considered for inclusion in our proxy statement for the annual meeting of stockholders to be held in 2018, the written proposal must be delivered to our Secretary at our principal executive offices at the address set forth on the cover of this Proxy Statement so that notice will be received by us no later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the Annual Meeting. As a result, any such notice must be received no earlier than the close of business on December 1, 2017 and no later than the close of business on December 31, 2017. Such proposal must comply with the requirements of our bylaws in order to be included in our proxy statement and form of proxy related to the meeting.

Nomination of Director Candidates:

Stockholders may propose director candidates for consideration by our Board. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Secretary at the address of our principal executive offices set forth on the cover of this Proxy Statement. In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. In order to nominate a director, the stockholder must provide the information required by our bylaws, as well as a statement by the nominee consenting to being named as a nominee and to serve as a director if elected. In addition, the stockholder must give timely notice to our Secretary as described in “Stockholder Proposals” above.

Copy of Bylaw Provisions:

For more information regarding stockholder proposal deadlines, please see Section 2.10 of our bylaws. You may contact our Secretary at our principal executive offices as set forth on the cover of this Proxy Statement for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

SECURITIES OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management

The following table provides information relating to the beneficial ownership of our common stock as of the Record Date (which is March 31, 2017), by:

•	each stockholder known by us to own beneficially more than 5% of our outstanding common stock;

•
each of our executive officers named in the “Summary Compensation Table” on page 21 of this Proxy Statement (these executive officers are sometimes referred to herein as the “Named Executive Officers”);

•	each of our directors; and

•	all of our directors and executive officers as a group.
The number of shares beneficially owned by each entity, person, director or executive officers is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of March 31, 2017 (the Record Date) through the exercise of stock options, warrants or other convertible securities or any other right. Shares of our common stock that a person has the right to acquire within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or group (except with respect to the percentage ownership of all directors and executive officers as a group).
The number and percentage of shares beneficially owned is computed on the basis of shares of our common stock outstanding as of the Record Date. The information in the following table regarding the beneficial owners of more than 5% of our common stock is based upon information supplied by our principal stockholders or set forth in Schedules 13D and 13G filed with the SEC. The determination that there were no other persons, entities or groups known to the Company to beneficially own more than 5% of the Company’s outstanding common stock was based on a review of all statements and reports filed with the SEC with respect to the Company pursuant to Section 13(d) or 13(g) of the Exchange Act since the beginning of the prior fiscal year.

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person or entity named in the table has sole voting and disposition power with respect to the shares set forth opposite such person’s or entity’s name. The address for those persons for which an address is not otherwise provided is c/o Cambium Learning Group, Inc., 17855 Dallas Parkway, Suite 400, Dallas, Texas 75287.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Outstanding(1)
5% Stockholders
VSS-Cambium Holdings III, LLC	32,334,595		70.0%
c/o Veronis Suhler Stevenson 55 East 52nd Street, 33rd Floor New York, NY 10055
Directors and Executive Officers
David F. Bainbridge	32,334,595	(2)	70.0%
c/o Veronis Suhler Stevenson 55 East 52nd Street, 33rd Floor New York, NY 10055
Barbara Benson	125,313	(3)	*
Walter G. Bumphus	29,358		*
John Campbell	496,454	(4)	1.1%
Clifford K. Chiu	53,000		*
Paul Fonte	88,646	(5)	*
Carolyn Getridge	101,439	(6)	*
Thomas Kalinske	64,030		*
Harold O. Levy	42,360		*
Scott McWhorter	25,313	(7)	*
Jeffrey T. Stevenson	32,334,595	(2)	70.0%
c/o Veronis Suhler Stevenson 55 East 52nd Street, 33rd Floor New York, NY 10055
Joe Walsh	—		*
All directors and executive officers as a group (12 individuals)	33,360,508	(8)	72.2%

*	Represents less than 1% of the outstanding shares of our common stock.

(1)	Ownership percentages are based on 46,210,665 shares of common stock of the Company outstanding as of March 31, 2017 (the Record Date for the Annual Meeting).

(2)
By virtue of their positions within Veronis Suhler Stevenson (“VSS”) and by virtue of VSS’ equity interest in VSS-Cambium Holdings III, LLC, Messrs. Stevenson and Bainbridge each may be deemed to share investment and voting control with respect to the 32,334,595 shares of common stock owned by VSS-Cambium Holdings III, LLC.

(3)	This number includes options to purchase 125,313 shares of our common stock which are currently exercisable or which will become exercisable within 60 days of March 31, 2017.

(4)	This number includes options to purchase 493,750 shares of our common stock which are currently exercisable or which will become exercisable within 60 days of March 31, 2017.

(5)	This number includes options to purchase 88,646 shares of our common stock which are currently exercisable or which will become exercisable within 60 days of March 31, 2017.

(6)	This number includes options to purchase 100,000 shares of our common stock which are currently exercisable or which will become exercisable within 60 days of March 31, 2017.

(7)	This number includes options to purchase 25,313 shares of our common stock which are currently exercisable or which will become exercisable within 60 days of March 31, 2017.

(8)
This number includes (i) options to purchase an aggregate of 833,022 shares of our common stock which are currently exercisable or which will become exercisable within 60 days of March 31, 2017; and (ii) an aggregate of 32,334,595 shares of common stock that may be deemed to be beneficially owned by each of Messrs. Stevenson and Bainbridge.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and the beneficial owners of more than 10% of our registered equity securities to file reports of ownership and reports of changes in ownership with the SEC. Such reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2016, we believe that these persons, with the exception of Harold Levy who made a delinquent filing, complied with all the applicable filing requirements under Section 16(a) during our fiscal year ending December 31, 2016. Mr. Levy delinquently filed one Form 4 in relation to a purchase of 24,330 shares of Company stock.

CORPORATE GOVERNANCE AND BOARD MATTERS
Board Structure
We operate under the direction of our Board. Our amended and restated certificate of incorporation allows for the Board to set the number of directors to be between one and eleven, each to be elected annually for a term of one year. Currently, the Company’s directors are David F. Bainbridge, Walter G. Bumphus, John Campbell, Clifford K. Chiu, Carolyn Getridge, Thomas Kalinske, Harold O. Levy, Jeffrey T. Stevenson, and Joe Walsh. Each of these directors terms will expire at our 2017 Annual Meeting of Stockholders and each of these directors has been nominated for re-election to the Board.
Director Independence
Our Board has determined that each of Walter G. Bumphus, Clifford K. Chiu, Thomas Kalinske, and Harold O. Levy satisfy the current “independent director” standards established by rules of The NASDAQ Stock Market LLC (“NASDAQ”) and, as to the members of the Audit Committee of our Board, the additional independence requirements under applicable rules and regulations of the SEC. Since the Company is a “controlled company” (as defined in NASDAQ Rule 5615(c)(2)), it is not required to have a majority of the Board comprised of independent directors. See “Controlled Company Status” below for additional information.
Board Leadership Structure
Joe Walsh serves as the Chairman of our Board and John Campbell serves as our Chief Executive Officer. We believe the separation of offices is beneficial because a separate Chairman (i) is able to provide the Chief Executive Officer with guidance and feedback on his performance, (ii) provides a more effective channel for the Board to express its views on management, and (iii) allows the Chairman to focus on stockholder interests and corporate governance while the Chief Executive Officer leads the Company’s strategy development and implementation. As Mr. Walsh has significant experience with companies engaged in the media and information industries, he is particularly well suited to serve as Chairman. We will continue to review our Board's leadership structure from time to time as appropriate and considering the best interests of the Company and our stockholders.
Risk Oversight
The Board has the ultimate oversight responsibility for the risk management process and regularly reviews issues that present particular risk to us, including those involving competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology, facilities and operations, supply chain, legal and environmental matters and insurance. The Board further relies on the Audit Committee for oversight of certain areas of risk management. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management and the Company’s independent registered public accounting firm our policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance, and advises the internal audit function as to overall risk assessment of the Company. The Board believes that this approach, supported by the separation of our senior leadership, provides appropriate checks and balances against undue risk-taking.
“Controlled Company” Status
The Company is a “controlled company” as defined in NASDAQ Rule 5615(c)(2) because VSS-Cambium Holdings III, LLC holds more than 50% of the Company’s voting power. As a “controlled company,” the Company is not required to have a majority of its Board comprised of independent directors, a compensation committee or a nominating committee.
Committees of the Board
Overview. Our Board has two standing committees: the Audit Committee and the Compensation Committee. The Board may, from time to time, establish other committees to facilitate the management of the Company or for any other functions it may deem necessary or appropriate. The Board may also create various ad hoc committees for special purposes. Committee membership will be decided by the Board members. The membership during the last fiscal year and the function of the Audit and Compensation Committees is described below.
Audit Committee. The current members of the Audit Committee are Thomas Kalinske (Chairman), Walter G. Bumphus, and Harold O. Levy. The Board has determined that each member of the Audit Committee meets the independence and financial literacy requirements of the NASDAQ rules and the independence requirements of the SEC. Mr. Kalinske, by virtue of his financial and investment experience gained as CEO of Knowledge Universe, Sega of America, Matchbox, Inc. and Mattel and through serving on other Boards of Directors, has been designated as the Audit Committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K.

The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements. In this role, the Audit Committee monitors and oversees the integrity of the Company’s financial statements and related disclosures, the qualifications, independence, and performance of the Company’s independent registered public accounting firm, and the Company’s compliance with applicable legal requirements and its business conduct policies. The Audit Committee has authority to retain outside legal, accounting or other advisors as it deems necessary to carry out its duties and to require the Company to pay for such expenditures. The Audit Committee has a written charter, which was adopted by our Board in December 2009, a copy of which can be found on our website at www.cambiumlearning.com. The information on our website is not a part of this Proxy Statement. During 2016, the Audit Committee held seven meetings and took action by written consent on zero occasions. The report of the Audit Committee appears on page 13 of this Proxy Statement.
Compensation Committee. The Company is not required to have a Compensation Committee due to its status as a controlled company. The Board created the Compensation Committee that operates under a charter the primary purpose of which is to:

•	review and approve the compensation and benefits of our executive officers and key employees;

•	monitor and review our compensation and benefit plans;

•	administer our stock and other incentive compensation plans and programs and prepare recommendations and periodic reports to the Board concerning such matters;

•	prepare recommendations and periodic reports to the Board as appropriate; and

•	handle such other matters that are specifically delegated to the Compensation Committee by our Board from time to time.
Messrs. Stevenson and Levy serve on the Compensation Committee, and Mr. Levy serves as the chairman. During 2016, the Compensation Committee held one meeting and took action by written consent on one occasion. Our Board has affirmatively determined that Mr. Levy meets the definition of “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the definition of a “non-employee director” for the purposes of Section 16 of the Exchange Act and is an independent Director under NASDAQ rules.
Although Mr. Stevenson is not an independent director under NASDAQ rules or the independence criteria of the SEC, NASDAQ rules permit one director who is not independent and is not a current officer or employee to be appointed to the compensation committee if the Board determines that such individual’s membership on the committee is required by the best interest of the Company and the stockholders, and such individual does not serve longer than two years. The Board believes Mr. Stevenson’s membership is in the best interests of the Company and the stockholders because his vast experience and service on the boards of directors of numerous companies provides the compensation committee with access to information regarding business practices and strategies across several industries.
Board and Committee Meetings
The Board held seven meetings during 2016 and took action by written consent on two occasions. Each director attended at least 75% of the aggregate number of all meetings of the Board and of the committees of the Board on which they served that were held during 2016.
Director Attendance at Stockholders’ Meetings
We do not maintain a formal policy regarding director attendance at our annual stockholders’ meetings. However, the directors of the Company are encouraged to attend the Company’s annual stockholders’ meetings, and we expect that, absent compelling circumstances, our directors will attend our annual stockholders’ meetings in person or by telephone. Each of our directors attended the Company’s 2016 Annual Meeting of Stockholders, which was held on May 25, 2016.
Director Nomination Process
Nominations.    Our Board does not currently have a nominating committee or other committee performing a similar function, nor do we have any formal written policies outlining the factors and process relating to the selection of nominees for consideration for Board membership by the full Board and the stockholders. As previously discussed, we are considered a “controlled company” under NASDAQ Rule 5615(c)(2) and therefore are not required to have a nominating committee or to have a majority of our independent members recommend qualified nominees for consideration by the Board. The Board as a whole performs the functions that would typically be performed by a nominating committee.
Our Board believes that it is appropriate for us to not have a nominating committee because, in light of VSS-Cambium Holdings III, LLC’s control of more than 50% of our voting power, it does not believe that a nominating committee would serve a meaningful purpose. Since there is no nominating committee, the Board does not have a nominating committee charter.

Director Qualifications.    While our Board has not established specific minimum qualifications for director candidates, the candidates for Board membership should have the highest professional and personal ethics and values, and conduct themselves consistent with our code of business conduct and ethics. While our Board has not formalized specific minimum qualifications that it believes must be met by a candidate in order for such candidate to be recommended by the Board, the Board believes that candidates and nominees must reflect a Board that is comprised of directors who (i) have broad and relevant experience, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and enhance long-term stockholder value, and (iv) meet other requirements as may be required by applicable rules, such as independence, financial literacy or financial expertise with respect to Audit Committee members.
Nomination of Director Candidates.    Stockholders may propose director candidates for consideration by our Board as well as nominate a director for election at our annual meeting. For more information please review the information provided in the question “What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?” on Page 4 of this Proxy Statement.
Identifying and Evaluating Director Nominees.    Typically, new candidates for nomination to the Board are suggested by our directors or our executive officers, although candidates may initially come to our attention through professional search firms, stockholders or other persons. The Board carefully reviews the qualifications of any candidates who have been properly brought to its attention. Such a review may, in the Board’s discretion, include a review solely of information provided to the Board or may also include discussion with persons familiar with the candidate, an interview with the candidate or other actions that the Board deems proper. The Board will consider the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Board considers many factors, including, without limitation, issues of character, judgment, independence, expertise, diversity of experience, length of service, and other commitments. The Board evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. Candidates properly recommended by stockholders are evaluated by the Board using the same criteria as other candidates.
Director Compensation
Our current Board compensation program is as follows:
Non-Employee Directors.    A “Non-Employee Director” is any director who is neither an employee of the Company or any subsidiary of the Company, nor an Affiliated Director (as defined below). Each Non-Employee Director is entitled to an annual retainer of $65,000, payable in cash (pro-rated for partial year service). In 2016, our Non-Employee Directors were Walter G. Bumphus, Clifford K. Chiu, Carolyn Getridge, Thomas Kalinske, and Harold O. Levy.
Affiliated Directors.    “Affiliated Directors” are directors who are employed by VSS. Each Affiliated Director is entitled to an annual retainer of $65,000, payable in cash (pro-rated for partial year service), in lieu of any annual equity compensation. The compensation payable to Affiliated Directors is required to be paid directly to VSS and not to the Affiliated Directors. In 2016, our Affiliated Directors were David F. Bainbridge and Jeffrey T. Stevenson.
Employee Directors.    An “Employee Director” is any director who is a current officer or employee of the Company or any subsidiary of the Company. Employee Directors do not receive any additional compensation for their service as members of either the Board or any committees of the Board. In 2016, our Employee Directors were John Campbell and Joe Walsh.
All directors are entitled to reimbursement for travel and lodging and other reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board and/or Board committee meetings.
Members of the Audit Committee of the Board are entitled to receive an additional annual cash retainer of $7,000 and the Chairman of the Audit Committee is entitled to receive an additional annual cash retainer of $10,000. Non-Affiliated members of the Compensation Committee are entitled to receive an annual cash retainer equal to $2,000, and the Chairman of the Compensation Committee is entitled to receive an annual cash retainer equal to $5,000.

The table below sets forth the total compensation received by our Non-Employee Directors and Affiliated Directors in 2016.

Fees Earned and Paid in Cash ($)
David F. Bainbridge	65,000
Walter G. Bumphus	72,000
Clifford K. Chiu	65,000
Carolyn Getridge	65,000
Thomas Kalinske	75,000
Harold O. Levy	77,000
Jeffrey T. Stevenson	65,000
Code of Ethics and Code of Conduct
We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics (the “Code of Conduct”) and our Code of Ethics for Senior Financial Officers (the “Code of Ethics”) reflect our values and the business practices and principles of behavior that support this commitment. The Code of Ethics is intended to satisfy SEC rules for a “code of ethics” required by Section 406 of the Sarbanes-Oxley Act of 2002, and the Code of Conduct is intended to satisfy the NASDAQ listing standards requirement for a “code of conduct.” Both the Code of Ethics and the Code of Conduct are available on our website at www.cambiumlearning.com. We will post any amendment to the Code of Ethics or the Code of Conduct, as well as any waivers that are required to be disclosed by the rules of the SEC or NASDAQ, on our website. The information on our website is not a part of this Proxy Statement. Each of the Code of Ethics and the Code of Conduct also is available in print, free of charge, to any stockholder who requests a copy by writing to the Company at the following address: Cambium Learning Group, Inc., 17855 Dallas Parkway, Suite 400, Dallas, Texas 75287, Attention: Secretary.
Certain Relationships and Related Transactions
Review of Related Person Transactions
Our Board’s policy, as set forth in the Audit Committee’s charter, is that all transactions with related persons, as contemplated by Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), are subject to review and approval by our Audit Committee.
Transactions with Related Persons
Messrs. Stevenson and Bainbridge, directors of the Company, are a partner and managing director, respectively, of VSS. Funds managed by VSS own a majority of the equity interests in the Company.
A consulting fee agreement was entered into between the Company and VSS, entitling VSS to the following fees:

•	a fee equal to 1% of the gross proceeds of any debt or equity financing by the Company; and

•	a fee equal to 1% of the enterprise value of any entities acquired or disposed of by the Company.

•
In March 2013, the Board approved an amendment to the consulting fee agreement that pays VSS an additional $70,000 per year for its oversight and assistance it provides the Company in a number of financial and operational areas.

Under this consulting fee arrangement, the Company paid $1,350,000 to VSS in connection with a debt refinancing completed in 2015.
These obligations will remain in effect until the earlier of the date on which VSS-Cambium Holdings III, LLC or funds managed by VSS cease to beneficially own at least 10% of the outstanding common stock of the Company or, unless the Company’s Audit Committee renews the consulting fee agreement, January 1, 2021.
In addition to serving as Chairman, Mr. Walsh is also an employee of the Company. For his services as Chairman and as an employee to the Company, Mr. Walsh receives total annual compensation of $300,000.
Stockholder Communications with the Board
Stockholders wishing to communicate with the Board or with an individual Board member, including any non-management member of the Board, may do so by writing to the attention of the Board or to the particular Board member and mailing the correspondence to: Attention: Board of Directors (or name of Board member(s)), c/o Secretary, Cambium Learning

Group, Inc., 17855 Dallas Parkway, Suite 400, Dallas, Texas 75287. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

REPORT OF THE AUDIT COMMITTEE
The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.
The Audit Committee of the Board of Directors is currently comprised solely of independent directors meeting the requirements of applicable rules of the SEC and of the NASDAQ Capital Market. All members of the Audit Committee were appointed by the Board of Directors. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. As more fully described in the charter, the purpose of the Audit Committee is to provide general oversight of the Company’s financial reporting, integrity of financial statements, internal controls and internal audit functions.
The Audit Committee monitors the Company’s external audit process, including the scope, fees, auditor independence matters and the extent to which the Company’s independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee has responsibility for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls over financial reporting. In addition, the Audit Committee generally oversees the Company’s internal compliance programs. The Audit Committee members are not all professional accountants or auditors, and their function is not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with applicable accounting standards, laws and regulations. The Company’s independent registered public accounting firm, Whitley Penn LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and expressing an opinion in its report on those financial statements.
The Audit Committee provides oversight, advice, counsel and direction to management and the independent registered public accounting firm on matters for which it is responsible based on the information it receives from management and the independent registered public accounting firm and the experience of its members in business, financial and accounting matters.
The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2016, and met with both management and Whitley Penn LLP to discuss those financial statements and Whitley Penn LLP’s related opinion. Management and the independent registered public accounting firm have represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.
The Audit Committee has discussed with Whitley Penn LLP the matters required to be discussed by PCAOB.
The Audit Committee has also received and reviewed the written disclosures and the letter from Whitley Penn LLP required by applicable requirements of the PCAOB regarding Whitley Penn LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Whitley Penn LLP its independence.
Based on its review and the meetings, discussions and reports described above, and subject to the limitations of its role and responsibilities referred to above and in its charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2016, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 to be filed with the SEC.

Members of the Audit Committee:
Thomas Kalinske, Chairman
Walter G. Bumphus
Harold O. Levy

PROPOSAL ONE
ELECTION OF DIRECTORS
Director Nominees
The Board has nominated David F. Bainbridge, Walter G. Bumphus, John Campbell, Clifford K. Chiu, Carolyn Getridge, Thomas Kalinske, Harold O. Levy, Jeffrey T. Stevenson, and Joe Walsh for election as directors. If elected to the Board, the nominees would each hold office as a director until our Annual Meeting of Stockholders to be held in 2018 and until his or her respective successor has been duly elected and qualified, or until his or her earlier death, resignation disqualification or removal from office. The nominees have consented to be named as a nominee and, if elected, to serve as a director for a one-year term and until his or her successor has been elected and qualified.
If any of the nominees named above is unable or unwilling to serve as a director, the shares represented by your proxy will be voted for such other person or persons as the Board may recommend. We do not anticipate that such an event will occur. We are not aware of any family relationship among any of the nominees to become members of the Board or executive officers of the Company. Each of the nominees for election has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her election as a member to the Board except that each nominee has agreed to serve as a member to the Board if elected.
Information about the Nominees
David F. Bainbridge.    David F. Bainbridge has served as a director of the Company since April 2012. Mr. Bainbridge is a Managing Director of VSS and serves on the firm's investment committee. He is responsible for sourcing, developing and monitoring structured capital and private equity investments, particularly in the healthcare, education and business information industries. Mr. Bainbridge is currently a member of the boards of VKidz, Connexion Point, LLC, Cambium Learning, Infobase Learning and MetSchools, which are portfolio companies of VSS and therefore affiliates of the Company. He previously served on the board of Navtech, Strata Decision Technology, Remedy Health Media, and Avatar International, which are also portfolio companies. In addition, he is a board observer of SourceMedical, a VSS portfolio company. Since joining VSS in 2003, he has also been active in VSS’s investments in Trover Solutions, Solucient, Executive Health Resources, and Gallo Holdings. Before joining VSS, Mr. Bainbridge spent 10 years as an investment banking professional, most recently with Berkery Noyes & Co., specializing in various information segments.
Mr. Bainbridge’s service in an array of positions within VSS, and his associated service on the boards of directors of multiple VSS portfolio companies, provides the Board with access to information regarding business practices and strategies across several industries. Mr. Bainbridge’s vast expertise regarding mergers and acquisitions and financing allows him to provide invaluable guidance to the Board and executive management regarding these matters. This continues to be very important to the Company, because we have implemented a growth strategy that involves the acquisition of complementary businesses. Mr. Bainbridge is a graduate of Cornell University and an honors graduate of the Stern School of Business at New York University.
Walter G. Bumphus.    Dr. Walter G. Bumphus has served as a director of the Company since May 2011. Dr. Bumphus has been the President and Chief Executive Officer of the American Association of Community Colleges (“AACC”) since January 2011. AACC is headquartered in the National Center for Higher Education in Washington, D.C. and is the primary advocacy organization for community colleges at the national level and works closely with the directors of state offices to inform and affect state policy. Prior to assuming the presidency of AACC, from 2007 to January 2011, Dr. Bumphus served as a professor in the Community College Leadership Program and as chair of the Department of Educational Administration at the University of Texas at Austin. In an educational career that spans over 30 years, Dr. Bumphus has worked as an administrator at a regional university, at a state system of community and technical colleges, and at four different community colleges.
Dr. Bumphus’ professional career has been focused on the education community for over 30 years. His experience in community and technical colleges provides the Company with a better understanding of the needs of students focused on post-secondary educational opportunities. Dr. Bumphus also assists us in better understanding understand certain legislative and regulatory challenges in providing products and services to schools.
John Campbell.    John Campbell has served as a director of the Company since March 2013. Mr. Campbell has served as a Senior Vice President of the Company and the President of the Cambium Learning Technologies business unit since December 2009. Mr. Campbell served as Chief Operating Officer of Voyager Learning Company, a predecessor of the company, from January 2004 to December 2009. Before joining Voyager Learning Company, Mr. Campbell served as Chief Operating Officer and business unit head of a research-based reading company (Breakthrough to Literacy) within McGraw-Hill. Prior to joining Breakthrough/McGraw-Hill, he served as Director of Technology for a division of Tribune Education. Additionally, Mr. Campbell has experience as General Manager of a software start-up (Insight) and as Director of Applications and Technical Support for a hardware manufacturer (Commodore International).

Mr. Campbell brings over 20 years of experience managing businesses in the educational K-12 market. He possesses substantial executive, business and operational experience relating to the Company and its affiliates and predecessor companies, having served in various senior management positions with Voyager and its affiliates since 2004. As the Company’s CEO and a member of the Board, Mr. Campbell has demonstrated leadership skills, business expertise and a commitment to the Company’s mission. Mr. Campbell brings to the Board a critical link between management and the Board, assisting the Board to perform its oversight function with the benefit of senior management’s perspective on our business.
Clifford K. Chiu.    Clifford K. Chiu has served as a director of the Company since May 2014. A retired partner in 2014 at Kohlberg Kravis Roberts & Co. (KKR) who founded and led capital raising and investor relations for the Asia Pacific region, Mr. Chiu is currently a director of Misys plc and Tibco Software, Inc. He serves as a senior adviser to Vista Equity Partners and Neuberger Berman Group in the United States and Hong Kong, and is a government appointee to the Market Development Committee of Financial Services Development Council, Hong Kong. Mr. Chiu previously served as a managing director of JP Morgan Asset Management and of Salomon Smith Barney/Citigroup and its predecessors in New York, Hong Kong and Tokyo.
He is a former director of Hsin Chong Construction Group (Hang Seng: 0404.HK) and the Hong Kong Hospital Authority’s United Christian Hospital and Tseung Kwan O Hospital for over a decade. Mr. Chiu is a director of the St. James Settlement, a member of the finance or investment committees of Seton Health Family and the West Kowloon Cultural District Authority and a partner/mentor of technology incubator, The Capital Factory, as well as the global advisory boards of the Weingarten Learning Resources Center of the University of Pennsylvania and University of Chicago Booth School of Business where in 2015 he was appointed the first “distinguished executive-in-residence” at its new Hong Kong campus. Through the Clinton Global Initiative, Mr. Chiu launched a 2015 commitment to action, “K-12 Learning Through Global Connectivity” in language arts and STEM skills.
Carolyn Getridge.    Carolyn Getridge has served as a director of the Company since 2015 when she joined while Senior Vice President, Strategic Partnerships, a position from which she retired in January 2016. After a distinguished career as a public school teacher and administrator, she joined Voyager Learning Company as a member of the team that launched the Company. Prior to joining Voyager, Ms. Getridge served as Superintendent of the Oakland (CA) Unified School District. Ms. Getridge was also Associate Superintendent of Curriculum and Instruction in Oakland and Director of Educational Programs for the Alameda (CA) County Office of Education.
Ms. Getridge holds membership in Phi Delta Kappa – UC Berkeley; American Association of School Administrators; Association for Supervision and Curriculum Development; National Alliance of Black School Educators; National Association for Female Executives; and American Association of University Women; Delta Sigma Theta Sorority, Inc. and The Links, Incorporated. Ms. Getridge’s contributions to education have been recognized by the National Council of Negro Women, the YMCA, and the Far Western Region of Phi Delta Kappa. She was inducted into the Alameda County Women’s Hall of Fame and has been honored by the National Association for Equal Opportunity in Higher Education as the recipient of the Distinguished Alumni Award from Grambling State University.
Ms. Getridge’s experience as a superintendent in an urban school district provides the Company with a deeper understanding of the needs of students and teachers. Ms. Getridge also assists the Board in better understanding certain legislative, regulatory, and funding challenges in providing products and services to schools.
Thomas Kalinske.    Thomas Kalinske has served as a director of the Company since February 2010. He is a member of the Audit Committee of the Board. Mr. Kalinske has been the Executive Chairman of Global Education Learning, a company focused on acquiring education companies in China that teach English creativity, critical thinking and math to children ages 2-7, since 2009. Mr. Kalinske also served as Vice Chairman of the board of LeapFrog Enterprises, Inc. until March 2016. Mr. Kalinske’s history with LeapFrog dates back to September 1997, where he served as their CEO until June 2006, and was the Chairman of the board of directors until February 2004. Prior to that, he served as the CEO of educational services provider Knowledge Universe, a video game developer Sega of America, and toy companies Matchbox, Inc. and Mattel, Inc. Mr. Kalinske served on the board of directors of Blackboard, Inc. until December 2011, a University and K-12 enterprise software applications company; the board of directors of Kidzui, a safe children’s Internet search and education site; the board of directors of Genyous Omnitura, a cancer drug development company; is a member of the National Board of Advisors of the University Of Arizona School Of Business; and is an Emeritus member of the University Of Wisconsin School Of Business Advisors.
Mr. Kalinske has been a leader in a number of technology, toy and education ventures, and brings extensive experience in these areas to the Board. As noted, he has served as CEO of Mattel, a leading toy manufacturer and prominent public company, and has held both the CEO and Chairman roles at Leapfrog, a publicly traded company focused on designing, developing and marketing an array of technology-based learning platforms for infants and children. Among other things, Mr. Kalinske brings to the Board his extensive experience in the areas of technology, gaming and educational ventures; areas that align closely with the Company’s continuing focus on technology-based learning. His background in relevant industries and his long career of leadership as a director and as an officer of various companies, including a current directorship with a public company other than the Company, allows Mr. Kalinske to provide the Board with pertinent strategic and business insight.
Harold O. Levy.    Harold O. Levy has served as a director of the Company since January 2010. He is a member of the Audit Committee and the chairman of the Compensation Committee. Mr. Levy is the Executive Director of The Jack Kent Cooke Foundation where he manages one of the largest private scholarship foundations in the country. Prior to that, he was a Managing Director at Palm Ventures, LLC. Mr. Levy was the Managing Director and Special Counsel at Plainfield Asset Management from 2007 to 2009. He previously served as Executive Vice President and General Counsel at educational program provider Kaplan, Inc., where he was a member of the Executive Team of Kaplan University and founded Kaplan University’s online School of Education. Mr. Levy was the New York City Schools Chancellor from 2000 to 2002; he created accountability metrics, started the Teaching Fellows Program for career changers and significantly improved reading and math scores
From 1986 to 2000, Mr., Levy served in numerous legal, regulatory and management positions in the financial services industry. He was Director of Global Compliance of Citigroup, Inc., Associate General Counsel of Travelers Group, Inc., Litigation Counsel and Counsel to the Investment Bank of Salomon Brothers Inc., and Assistant General Counsel of Philipp Brothers, Inc. (Phibro) He has also served on the board of the Coffee, Sugar & Cocoa Exchange, Inc. and on the National Adjudicatory Council of Financial Industry Regulatory Authority.
Mr. Levy sits on the on the board of directors of numerous organizations in the education market: Access Group, American College of Greece, Breakthrough Collaborative, College Promise, Gateway to College National Network, MetSchools, National Education Researcher Database (NERD) Project National Advisory Board, ROBOTERRA, ScootPad, Technology for Education Consortium (TEC), and PowerSchools.
Mr. Levy’s extensive experience in both the K-12 and online education marketplace provides us with guidance on addressing the needs of large schools districts and the conversion of print based materials to an online delivery platform. His work in the equity space provides us with guidance on merger and acquisition opportunities in the education market segments. His background in legal and compliance regulatory matters contributes to the Board’s expertise in these areas.
Jeffrey T. Stevenson.    Jeffrey T. Stevenson has served as a director of the Company since December 2009 and is a member of the Compensation Committee. Mr. Stevenson is the Managing Partner of VSS and has overall responsibility for the management of the firm and each of its funds. Mr. Stevenson joined VSS in 1982, shortly after its formation, and founded its private equity business in 1987. VSS has managed 7 funds with $3 billion of committed capital under management, including 4 equity funds and 3 structured capital funds. To date, VSS funds have invested in 78 platform companies, which have together completed 350 acquisitions, representing over $13 billion in aggregate enterprise value. VSS funds focus is on the information, business services, healthcare, and education industries. VSS makes control and non-control investments of $10 to $50 million in companies with EBITDA of $3 - $25 million, and provides flexible debt and equity solutions.
Mr. Stevenson is the Chairman of the VSS investment committee, and has served on the boards of over 31 VSS portfolio companies. He is a board member of several current portfolio companies, including Brandshop, Cambium Learning, Coretelligent, Infobase Publishing, ITN Networks, Market Strategies, MetSchools, Southern Theatres, Tax Credit Co, and TMP Worldwide. He previously served as a director of Advanstar, Canon Communications, Cast & Crew, De Telefoongids, Mediatel, Ebiquity, Hanley Wood, ITE Group, Pepcom and Yellow Book USA, among others.

Mr. Stevenson is the Chairman of the Board of Directors of the not-for profit organization, Vencerx. Mr. Stevenson also serves as a member of the finance committee for the not-for profit organization, Fraxa Research Foundation. He is also involved with the following organizations: YPO/WPO, SBIA Board of Governors and Lincoln Center Leadership Committee. He also serves on the board of Dojan TV Holdings, the leading media company in Turkey.

As Managing Partner of a private equity fund with over $2.5 billion of capital under management, Mr. Stevenson has acquired extensive business, operating and investing expertise and has a diversified background of managing several companies, primarily in the media, communications and information industries. Mr. Stevenson has many years of experience as a private equity investor and serves on the boards of directors of substantially all of VSS’ portfolio companies. Mr. Stevenson has extensive experience in private investments and finance, and possesses considerable knowledge with respect to strategic business matters across several industries. As a result of these experiences and the insights he has gained in investments, financial management and other areas, Mr. Stevenson makes a significant contribution to the Board’s consideration of issues, including those relating to financial matters, operations and oversight of management.
Joe Walsh.    Joe Walsh has served as a director of the Company since March 2013. Mr. Walsh is the President and Chief Executive Officer of Dex Media, Inc. where he leads one of the nation’s largest providers of print and online marketing and advertising solutions. Additionally, he has been the Chairman and CEO of Walsh Partners, a private company founded in

2012, focused on investments and advisory services, since its inception. He was previously employed by Yellowbook Inc. from 1987 to 2011 and served as President and CEO, and as a member of the board of directors, from 1993 to 2011. At Yellowbook, Mr. Walsh led the company through a series of acquisitions, partnerships and new market launches. Mr. Walsh possesses substantial executive, business and operational experience relating to private equity ventures and complex mergers and acquisitions situations. In 1982, Mr. Walsh co-founded IYP Publishing, a company he sold to DataNational in 1985. He served as Vice President of Sales at DataNational until joining Yellowbook in 1987.
Mr. Walsh brings to the Board, among other things, significant insight into the development and implementation of a disciplined and effective growth strategy, evidenced by the consistent improvement of financial returns for the companies he has served. His long career of leadership in significantly growing and expanding companies and his involvement in reshaping the directory industry allow him to provide invaluable guidance that aligns closely with the Company’s continuing focus on growth and expansion of the Company’s products and platforms.
Board of Directors’ Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

Information about the Directors of the Company
The table below sets forth the names and ages of the current directors, including the nominees of the Company, as well as the position(s) and office(s) with the Company held by those individuals. A summary of the background and experience of each of those individuals is set forth after the table. No family relationship exists between any of the nominated directors or the named executive officers of the Company.

Name	Age	Position(s)
DIRECTOR NOMINEES — DIRECTORS (WHOSE TERMS EXPIRE IN 2017):
David F. Bainbridge	45	Director
Walter G. Bumphus	69	Director, Member of the Audit Committee
John Campbell	56	Director and Chief Executive Officer
Clifford K. Chiu	58	Director and Chief Executive Officer
Carolyn Getridge	72	Director
Thomas Kalinske	72	Director and Chair of the Audit Committee
Harold O. Levy	64	Director and Chair of the Compensation Committee, Member of the Audit Committee
Jeffrey T. Stevenson	56	Director, Member of the Compensation Committee
Joe Walsh	53	Chairman of the Board

PROPOSAL TWO
ADVISORY RESOLUTION ON THE COMPANY’S EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve an advisory resolution, commonly referred to as a "say-on-pay" vote, on the Company’s executive compensation as reported in this Proxy Statement. We most recently hold a say-on-pay vote at our 2014 Annual Meeting, at which time our stockholders voted to recommend that we conduct future say-on-pay votes on a triennial basis. Accordingly, following the 2017 Annual Meeting, we anticipate that our next say-on-pay vote will be held at our 2020 Annual Meeting. Our executive compensation programs are designed to support the Company’s long-term success. The Board has structured our executive compensation program to achieve the following key objectives:

•	Provide a total rewards package to each of our executives that is competitive with compensation packages at similarly situated companies;

•	Attract and retain key talent; and

•	Link pay to performance by providing incentives that promote short and long-term financial growth and stability in an effort to continuously enhance stockholder value.
In fiscal year 2016, the Company achieved many of its goals, including:

•	Continued overall growth in our technology driven business; and

•
An increase in Bookings (an internal, operational metric hat measures total dollar value of customer orders in a period, regardless of the timing of the related revenue recognition) and Cash Income (earnings from operations before interest, income taxes, amortization, depreciation and excluding non-operational and non-cash items, further adjusted to deduct capital expenditures and remove the timing differences for the recognition of deferred revenues and related deferred costs).

We believe that our performance-based executive compensation programs provide incentives that are aligned with the best interests of our stockholders and have facilitated the Company’s performance.
We urge stockholders to read the Summary Compensation Table and related compensation tables and narrative below, which provide detailed information on the compensation of our Named Executive Officers. The Board believes that the policies and procedures of the Company are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company’s success.
Accordingly, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the stockholders of Cambium Learning Group, Inc. (the “Company”) approve, on an advisory basis,

the compensation of the Company’s named executive officers set forth in the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement relating to the Company’s 2017 Annual Meeting of Stockholders.
This advisory resolution, is non-binding on the Board. Although non-binding, the Board will carefully review and consider the voting results when evaluating our executive compensation program.
Board of Directors’ Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL TWO.
PROPOSAL THREE
ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION
We will provide an advisory vote on executive compensation at least once every three years. Pursuant to Section 14A of the Exchange Act, in this Proposal Three, we are asking stockholders to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years.
After careful consideration, the Board recommends that future advisory votes on executive compensation occur every three years (triennially). We believe that this frequency is appropriate for a number of reasons, including:

•	Our compensation programs do not change significantly from year to year and we seek to be consistent;

•	A longer frequency is consistent with long-term compensation objectives; and

•	Our compensation programs are designed to reward and incentivize long-term performance.
For the foregoing reasons, we encourage our stockholders to evaluate our executive compensation programs over a multi-year horizon and to review our Named Executive Officers’ compensation over the past two fiscal years as reported in the Summary Compensation Table below. In addition, we believe that a triennial advisory vote on executive compensation reflects the appropriate time frame for our Board to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with stockholders to the extent needed, to develop and implement any adjustments to our executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation, and for stockholders to see and evaluate the Board’s actions in context. In this regard, because the advisory vote on executive compensation occurs after we have already implemented our executive compensation programs for the current year, and because the different elements of compensation are designed to operate in an integrated manner and to complement one another, we expect that in certain cases it may not be appropriate or feasible to fully address and respond to any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.
We are aware that some stockholders may believe that annual or biennial advisory votes will enhance or reinforce accountability. However, we have in the past been, and will in the future continue to be, proactively engaged with our stockholders on a number of topics and in a number of forums. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on the Company’s executive compensation programs. In addition, because our executive compensation programs have typically not changed materially from year-to-year and are designed to operate over the long-term and to enhance long-term performance, we are concerned that an annual or biennial advisory vote on executive compensation could lead to a near-term perspective inappropriately bearing on our executive compensation programs. Finally, although we believe that holding an advisory vote on executive compensation every three years will reflect the right balance of considerations in the normal course, we will periodically reassess that view and can provide for an advisory vote on executive compensation on a more frequent basis if changes in our compensation programs or other circumstances suggest that such a vote would be appropriate.
Stockholders will be able to specify one of four choices for this proposal on the proxy card: three years, two years, one year or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.
Board of Directors’ Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO CONDUCT FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

PROPOSAL FOUR
RATIFICATION OF WHITLEY PENN LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed Whitley Penn LLP as the independent registered public accounting firm to perform the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2017. Whitley Penn LLP audited the Company’s consolidated financial statements for each of the last three fiscal years.
The Board is asking the stockholders to ratify the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Although not required by law, by NASDAQ rules or by the Company’s bylaws, the Board is submitting the appointment of Whitley Penn LLP to the stockholders for ratification as a matter of good corporate practice. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Whitley Penn LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the Company’s stockholders.
Board of Directors’ Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF WHITLEY PENN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.
Audit and Non-Audit Services and Fees of Independent Registered Public Accounting Firm

	2016	2015
Audit fees(1)	$336,000	$328,000
Audit-related fees(2)	2,800	3,700
Total fees	$338,800	$331,700

(1)
Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees consisted of accounting consultations.
The Audit Committee is directly responsible for the appointment, compensation, and oversight of the Company’s independent registered public accounting firm.
The Audit Committee understands the need for Whitley Penn LLP, the Company’s independent registered public accounting firm, to maintain objectivity and independence in its audits of the Company’s financial statements. To help ensure the independence of the independent registered public accounting firm, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by its independent registered public accounting firm. Pursuant to this policy, all audit and non-audit services to be performed by the independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting.
EXECUTIVE COMPENSATION
The following provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under SEC rules.
Summary Compensation Table
The following table sets forth summary compensation information for the year ended December 31, 2016 for all persons serving as the Company’s (i) Chief Executive Officer during 2016, (ii) each of the Company’s two most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers of the Company as of December 31, 2016. These persons are sometimes referred to elsewhere in this Proxy Statement as our “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
John Campbell	2016	413,269	94,018	287,870	12,445	807,602
President and Chief Executive Officer	2015	389,615	—	287,560	12,072	689,247
Joe Walsh	2016	300,000	—	—	205	300,205
Executive Chairman of the Board	2015	300,000	—	—	5,256	305,256
Barbara Benson	2016	216,410	85,922	55,060	8,251	365,643
Chief Financial Officer	2015	210,107	35,226	26,728	7,394	279,455

(1)
The amounts reported in this column for each Named Executive Officer reflect aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. These are not amounts paid to or realized by the individuals, and no such amounts were paid to the individuals in 2016 or 2015. These values were calculated using Black-Scholes option-pricing model with the following assumptions: expected stock volatility of 64.0%; risk free rate(s) of 1.26% - 1.88%; expected years until exercise using the simplified method of 6.25 years; and a dividend yield of 0%. However, pursuant to SEC rules, the amounts above do not reflect any assumption that a portion of the awards will be forfeited. Additional information regarding outstanding stock options held by the Named Executive Officers is set forth in the Outstanding Equity Awards at Fiscal Year-End table.

(2)	See the All Other Compensation Table (and footnotes thereto) for details.
The following table sets forth additional detail regarding the amounts reported under the “All Other Compensation” column of the Summary Compensation Table, above.
ALL OTHER COMPENSATION TABLE

Name	Year	Life Insurance Premiums ($)	Company Contributions to 401(k)($)	Other Perq and Personal Benefits ($)	Total ($)
John Campbell	2016	4,495	7,950	—	12,445
	2015	4,122	7,950	—	12,072
Joe Walsh	2016	205	—	—	205
	2015	1,804	3,452	—	5,256
Barbara Benson	2016	301	7,950	—	8,251
	2015	289	7,105	—	7,394
Outstand Equity Awards Outstanding at Fiscal Year End
The following table lists the outstanding stock option awards held by our Named Executive Officers as of December 31, 2016. No awards of restricted stock have been granted to any of our Named Executive Officers as of December 31, 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
John Campbell	400,000	—	—	1.30	12/8/2019
	70,833	29,167	—	2.14	3/13/2024
	7,292	27,708	—	4.50	3/8/2026
Barbara Benson	100,000	—	—	1.30	1/27/2020
	7,083	2,917	—	2.14	3/13/2024
	5,583	7,817	—	2.96	5/15/2025
	1,250	2,750	—	4.77	9/29/2025
	4,167	15,833	—	4.50	3/8/2026
	625	9,375	—	5.42	10/2/2026
Employment Arrangements
The Company or its subsidiaries are parties to certain employment agreements or arrangements with the Named Executive Officers listed in the Summary Compensation Table. The following is a summary of the key terms of these employment arrangements with the Named Executive Officers.
Barbara Benson
    In connection with her appointment as Chief Financial Officer, the Company entered into an offer letter agreement (the “Benson Agreement”) with Ms. Benson confirming the terms of her at-will employment with the Company. Pursuant to the Benson Agreement, the Company agreed to provide Ms. Benson with an annual base salary of $200,000. The Benson Agreement also provides for an annual bonus opportunity a target payment of approximately 25% of base salary, subject to the attainment of annually established performance goals to be set each year by the Compensation Committee. In the event Ms. Benson's employment is terminated by the Company without cause, she is entitled to certain severance benefits. These benefits are: (x) salary continuation payments for a period of six months; and (y) continuation of health benefits at active employee rates for six months. As a precondition to his receipt of such benefits, Ms. Benson is required to deliver a general release of claims to the Company. The foregoing description of the Benson Agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Campbell Agreement which was filed with our periodic report on Form 10-Q for the three months ended March 31, 2013.
Ms. Benson also agreed to enter into the Company’s standard confidentiality and non-disclosure agreement, which contains provisions customary for agreements of this type. These include confidentiality, non-disparagement, non-competition, and non-solicitation provisions.
John Campbell
In connection with his appointment as Chief Executive Officer, the Company entered into an offer letter agreement (the “Campbell Agreement”) with Mr. Campbell confirming the terms of his at-will employment with the Company. Pursuant to the Campbell Agreement, the Company agreed to provide Mr. Campbell with an annual base salary of $350,000. The Campbell Agreement also provides for an annual bonus opportunity a target payment of approximately 70% of base salary, subject to the attainment of annually established performance goals to be set each year by the compensation committee of the Board. Effective April 1, 2017 Mr. Campbell’s annual base salary was increased to $430,000 and his annual bonus opportunity remained at 70% of his revised base salary. In the event Mr. Campbell’s employment is terminated by the Company without cause, he is entitled to certain severance benefits. These benefits are: (x) salary continuation payments for a period of twelve months; and (y) continuation of health benefits at active employee rates for twelve months. As a precondition to his receipt of such benefits, Mr. Campbell is required to deliver a general release of claims to the Company. The foregoing description of the Campbell Agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Campbell Agreement which was filed with our periodic report on Form 10-Q for the year ended March 31, 2013.

Mr. Campbell also agreed to enter into the Company’s standard confidentiality and non-disclosure agreement, which contains provisions customary for agreements of this type. These include confidentiality, non-disparagement, non-competition, and non-solicitation provisions.
Joe Walsh
In connection with his appointment as Executive Chairman of the Board and consultant, the Company entered into an employment agreement (the “Walsh Agreement”) with Mr. Walsh confirming the terms of his at-will employment with the Company. Pursuant to the Walsh Agreement, Mr. Walsh receives total annual compensation of $300,000.

Incentive Compensation Awards
Cash Incentive Awards.    In addition to base salary compensation, the Company’s Named Executive Officers also may be awarded cash bonuses for achieving certain performance levels. These bonuses are based on various quantitative and qualitative performance criteria and are designed to attract and retain qualified individuals and also to encourage them to meet the Company’s desired performance goals. We have an annual discretionary performance bonus program for our Named Executive Officers and other personnel pursuant to which cash payments may be made based on the Company’s performance in the applicable fiscal year. In February 2016, the Compensation Committee determined that annual bonus achievement for the Named Executive Officers would be based on a calculation 40% attributed to a matrix of targeted Cash Income performance, 40% attributed to a matrix of targeted Bookings performance, and 20% attributed to the achievement of certain individual performance objectives. Cash bonuses were paid based on achievement for each objective, as weighted, applied to each Named Executive Officer's bonus opportunity, which is a percentage of base salary.
Equity Incentive Awards.    The Company provides long-term executive compensation incentives that may be in the form of stock option awards, stock appreciation rights and/or restricted stock to more closely align the interests of management with the Company’s stockholders. The Board believes that grants of stock option awards, stock appreciation rights and/or restricted stock are an effective means of advancing the long-term interests of the Company’s stockholders by integrating executive compensation with the long-term value of the Company’s common stock. Grants of equity incentive awards to the Company’s Named Executive Officers are made pursuant to the Equity Incentive Plan. Stock options are granted under the Equity Incentive Plan at the prevailing market price on the date of grant and are valuable to the Named Executive Officers only if the Company’s common stock appreciates. We believe that equity-based compensation promotes and encourages long-term successful performance by our Named Executive Officers that is aligned with the organization’s goals and the generation of stockholder value.
The Board granted stock options to certain of the Company’s Named Executive Officers effective as of March 9, 2016, in (in the case of Mr. Campbell and Ms. Benson), and on October 3, 2016 (in the case of Ms. Benson). Each of these awards was issued for the purpose of retaining the individual recipient and increasing the value of the Company.
The stock option awards described in the preceding paragraph as granted March 9, 2016 have a vesting commencement date of March 31, 2016 with a term of ten years, during which they vest ratably over the first four years, subject to the option holder continuing to provide services to the Company through each such date. The stock option awards described in the preceding paragraph as granted October 3, 2016 have a vesting commencement date of October 31, 2016 and identical terms to the March 9, 2016 stock option award.
Perquisites, Benefits and Other Compensation
The Company provides limited perquisites to the Named Executive Officers, which may include life insurance and reimbursement of certain expenses. In addition, as part of the Company’s overall compensation program, Named Executive Officers are entitled to certain other benefits, including 401(k) plan, health, dental and vision insurance, life insurance, short- and long-term disability insurance, and flexible spending accounts. Compensation paid to the Named Executive Officers with respect to perquisites or such other compensation is included in the “All Other Compensation” column of the Summary Compensation Table if required under applicable SEC rules.
The Board believes that these benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

ANNUAL REPORT
We will provide, without charge, a copy of our 2016 Annual Report on Form 10-K, including the financial statements and financial statement schedules contained therein, as filed with the SEC, upon written request from any person or entity that was a holder of record, or who represents in good faith that such person or entity was a beneficial owner, of our common stock as of March 31, 2017. We will also furnish a requesting stockholder with any exhibit not contained in our 2016 Annual Report on Form 10-K upon specific request. Any such requests should be addressed to our Secretary at Cambium Learning Group, Inc., 17855 Dallas Parkway, Suite 400, Dallas, Texas 75287.
“HOUSEHOLDING” OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
Some banks, brokers and other nominees may be participating in the practice of householding, and will therefore send a single Notice or set of proxy materials to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other nominee that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive separate proxy solicitation materials, or if you are receiving multiple copies of the proxy solicitation materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account or notify us if you are the record owner of your shares. You can notify us by sending a written request to the attention of our Secretary at Cambium Learning Group, Inc., 17855 Dallas Parkway, Suite 400, Dallas, Texas 75287, or call us at (888) 399-1995. In addition, if you are a stockholder as of the Record Date, we will deliver a separate copy of the Notice or proxy materials to you if you contact us at the above address or telephone number.
OTHER MATTERS
We are not aware of any other business to be presented at the Annual Meeting. As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any business at the Annual Meeting. Accordingly, the only business that our Board intends to present at the meeting is as set forth in this Proxy Statement.
If any other matter or matters are properly brought before the Annual Meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ J. Scott McWhorter
J. Scott McWhorter Secretary and General Counsel
Dallas, Texas
April 18, 2017

CAMBIUM LEARNING GROUP, INC. ATTN: SCOTT MCWHORTER 17855 Dallas Parkway, Suite 400 Dallas, Texas 75287	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 31, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 31, 2017. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:						For All		Withhold All		For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors					☐		☐		☐
Nominees
	01	David F. Bainbridge	02	Walter G. Bumphus	03	John Campbell	04	Clifford K. Chiu	05	Carolyn Getridge
	06	Thomas Kalinske	07	Harold O. Levy	08	Jeffrey T. Stevenson	09	Joe Walsh

The Board of Directors recommends you vote FOR the following proposal:											For	Against	Abstain
2.	Advisory resolution on the Company’s executive compensation										☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:										1 year	2 years	3 years	Abstain
3.	Advisory vote on the frequency of advisory votes on executive compensation.									☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:											For	Against	Abstain
4.	Ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.										☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof

For address change/comments, mark here								☐
(see reverse for instructions)
								Yes		No
Please indicate if you plan to attend this meeting								☐		☐

Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature (PLEASE SIGN WITHIN BOX)					Date					Signature (Joint Owners)		Date

CAMBIUM LEARNING GROUP, INC.
2017 ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY MAY 31, 2017
8:00 a.m. (Central Time)

Offices of Cambium Learning Group, Inc.
17855 Dallas Parkway, Suite 400
Dallas, Texas 75287

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

Cambium Learning Group, Inc. 17855 Dallas Parkway, Suite 400 Dallas, Texas 75287

This proxy is solicited by the Board of Directors of Cambium Learning Group, Inc. for the use at the 2017 Annual Meeting of Stockholders on May 31, 2017

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Proposals 1, 2, 3 and 4 described on the reverse side.

By signing the proxy, you revoke all prior proxies and appoint Barbara Benson and Scott McWhorter with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting, including any motion to adjourn the meeting, and any adjournments or postponements of the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continues and to be signed on the reverse side